Exhibit 99.1

Resignation of Moshe Bar Siman Tov

as Director

of

SATIVUS TECH CORP.

The following is a true copy of the Resignation as Director of the Corporation, as of this 4th day of April, 2022;

WHEREAS the undersigned was appointed as Director of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with SATIVUS TECH CORP. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding SATIVUS TECH CORP., and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN. This Resignation is not the result of any dispute with management. The Board shall choose a new Director at a time and place of its choosing.

DATED: 4th April, 2021

Mosh Bar Simon Tov